Exhibit 99.1

May 19, 2020

To Our Members:

We are pleased to announce that we have received approval from our Board of Directors and the Federal Housing Finance Agency to implement changes to our capital plan that will provide increased value to your membership in the Federal Home Loan Bank of Chicago. Our Amended and Restated Capital Plan will become effective on July 1, 2020. Although the overall design of our capital structure remains unchanged, there are some highlights that are outlined in this letter.

Your stock in the Bank is allocated between Class B2 membership stock and Class B1 activity stock, where we pay a higher dividend to reward members who use the Bank’s products. As described in more detail below, our amended capital plan continues the Bank’s commitment to provide members a reasonable return on their investment by allowing members who engage in advance activity to hold more Class B1 activity stock. Our amended capital plan also leverages the Bank's financial strength through tighter ranges on your B2 membership stock requirement and B1 activity stock requirement. Other changes being made are intended to streamline operational aspects regarding the purchase and sale of our stock in order to improve the member experience and increase efficiency.

Members will not be required to take any action on the effective date and the amendments will not result in any changes in the total amount of capital stock you will hold. In addition, we do not expect our capital plan amendments to impact the Bank’s ability to meet our capital requirements.

Attend an Upcoming Webinar
We are hosting webinars on June 3, June 8, and June 10 to walk you through the key changes to our capital plan including how we improved the readability of the plan and address any questions. We encourage you or one of your colleagues to attend. Please register here.

Resources
View these resources on our website at fhlbc.com/about-us/financial-information, or through the direct links provided below.

•	Amended and Restated Capital Plan

•	FAQ

•	Executive Summary

Summary of Key Changes: Membership Stock and Activity Stock Supporting Advances
Under our amended capital plan, all of your stock that supports advances will be Class B1 activity stock earning a potentially higher dividend rate. We have eliminated the previous $10,000 B2/B1 threshold. In addition, the ranges for membership stock requirements and advances activity stock requirements have decreased, but the settings have stayed the same. The below table summarizes these changes impacting your stock.

Exhibit 99.1

	Previous Plan		Amended Plan
	Authorized Range	Setting	Authorized Range	Setting
% of Mortgage Assets¹	0.20% - 2%	0.40%	0.20% - 1%	0.40%
Membership Stock Floor	$500 - $20,000	$10,000	None	$10,000
Membership Stock Cap	Lesser of (1) a dollar cap between $10,000 - $75 million, and (2) 9.9% of Bank’s total capital stock at prior year end	$5 million	$1 million - $25 million	$5 million
B2/B1 Threshold²	$10,000 - $75 million	$10,000	None	None
Advances Activity Stock Requirement[3]	4% - 6%	4.50%	4% - 5%	4.50%

¹ The percentage of mortgage assets is used to calculate a member’s membership stock requirement.

² The amount of a member’s Class B2 membership stock that exceeds this threshold and is necessary to support the member’s Activity Stock Requirement is automatically converted to Class B1 activity stock.

3 The Board of Directors may adjust this percentage to as low as 2% for certain advances and has currently authorized a pool of funds available for advances that can be capitalized at 2% under the Bank’s Reduced Capitalization Advance Program (RCAP).

Summary of Key Changes: Other Product Capital Requirements
A letters of credit activity stock requirement is now included under our amended capital plan, due to recent regulatory guidance. The range has been set at 0% to 2%, with the initial setting at 0%. In addition, both our previous and amended capital plans have an Acquired Member Assets (AMA) activity stock requirement with the setting at 0%; and the amended capital plan decreased the requirement range. If we implement this activity stock requirement, it will apply only to your future Mortgage Partnership Finance® (MPF®) Traditional loans on the Bank’s balance sheet. The below table summarizes the changes impacting AMA and letters of credit requirements.

	Previous Plan		Amended Plan
	Authorized Range	Setting	Authorized Range	Setting
AMA Activity Stock Requirement	0% - 6%	0%	0% - 5%	0%
Letters of Credit Activity Stock Requirement	None	None	0% - 2%	0%

Summary of Key Changes: Membership Withdrawals and Terminations
Under our amended capital plan, certain changes were made in connection with stock requirements as they pertain to ending membership in the Bank. For instance, a member who is voluntarily withdrawing from Bank membership will not be subject to certain increases in stock requirements unless they initiate certain new business with the Bank during the five year period that the withdrawal is pending. Additional changes were made to allow the Bank at its discretion to repurchase capital stock from former members who are no longer eligible to maintain their membership for a variety of reasons, including mergers into non-member institutions, relocation of principal place of business, charter dissolution, and other involuntary terminations.

As your member-focused Bank, we are committed to provide value to your membership in the Bank and to help you support the communities you serve.

Exhibit 99.1

Please feel free to contact your sales director with any questions regarding the changes to our capital plan. As always, thank you for your membership in the Federal Home Loan Bank of Chicago.

Best regards,

Matt Feldman
President and CEO

Forward-Looking Information: This publication contains forward-looking statements which are based upon the Bank’s current expectations and speak only as of the date hereof. All statements other than statements of historical fact are “forward-looking statements,” including any projections or guidance of dividends or other financial items; any statements of the plans, strategies, and objectives for future operations; any statements of belief; and any statements of assumptions underlying any of the foregoing. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risks or uncertainties, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the impact of the COVID-19 pandemic on the global and national economies and on the Bank’s, its members’ and other third parties’ businesses, maintaining compliance with regulatory and statutory requirements (including relating to the Bank’s dividend payments and retained earnings), a decrease in the Bank’s levels of business which may negatively impact its results of operations or financial condition, the reliability of the Bank’s projections, assumptions, and models on future financial performance and condition, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, the Bank’s ability to execute our business model and to pay future dividends (including enhanced dividends on activity stock), the Bank’s ability to meet required conditions to repurchase or redeem excess capital stock from members, including maintaining compliance with its minimum regulatory capital requirements and determining its financial condition is sound enough to support such repurchases and redemptions, the Bank’s ability to continue to offer the Reduced Capitalization Advance Program, the impacts of new and existing Federal Home Loan Bank membership requirements, capital requirements and guidance, and liquidity requirements and guidance by the Federal Housing Finance Agency, and the risk factors set forth in the Bank's periodic filings with the Securities and Exchange Commission, which are available on the Bank's website at fhlbc.com. The Bank assumes no obligation to update any forward-looking statements made in this publication. “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

3